PROSPECTUS SUPPLEMENT dated January 30, 2001
(to Prospectus dated January 9, 2001)


                            J. P. MORGAN CHASE & CO.

                                 Debt Securities
                                 Preferred Stock

                                Depositary Shares
                                    Warrants

This Prospectus Supplement supplements our Prospectus dated January 9, 2001 relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus").

                   ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Company Debt Securities -- Company Subordinated Securities" following the summary terms of the "7.875% Subordinated Notes Due 2010" to reflect the issuance of the Company Subordinated Securities described below following the date of the Prospectus:

6.75% Subordinated Notes Due 2011

o   Initial principal amount of series (subject to increase):
    $1,500,000,000

o   Maturity date: February 1, 2011

o   Interest payment dates: February 1 and August 1

o   Record dates: January 15 and July 15

o   Issuance date: January 30, 2001